SPY Inc.

Announces Filing of Form 15 to Voluntarily Deregister its Common Stock

On December 11, 2015, SPY Inc. (OTCBB: XSPY) (“SPY” or the “Company”), announced that it filed a Form 15 with the Securities and Exchange Commission (“SEC”) to voluntarily deregister its shares of common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of this filing, the Company’s obligations to file certain reports with the SEC, including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, was immediately suspended. Other filing requirements will terminate upon the effectiveness of the Form 15, which is expected to occur 90 days after filing.

The Company's Board of Directors considered numerous factors before approving the voluntary deregistration, including the large costs of preparing and filing periodic reports with the SEC, increased outside accounting, audit, legal and other costs and expenses associated with being a reporting company, the burdens placed on management to comply with the Exchange Act reporting requirements, and the low trading volume in the Company's common stock.

Commenting on the Form 15 filing, Seth Hamot, the Company’s interim Chief Executive Officer and Chairman of the Board of Directors, said, “After careful consideration of the advantages and disadvantages of continuing as a reporting company, and in light of our size and market capitalization, we have concluded that deregistration of our common stock will result in substantial cost savings and allow management to better focus on SPY’s core business.”

As a result of the filing of the Form 15, SPY anticipates that its shares will continue to be quoted on OTC Pink Marketplace under the ticker symbol “XSPY”. However, the Company cannot guarantee that trading of its common stock will continue in the OTC Pink Marketplace or in any other forum, and there can be no assurances that any trading market for the Company’s common stock will develop after the deregistration process is complete.

SPY Inc.:

We have a happy disrespect for the usual way of looking (at life) and the need to SEE HAPPY. It is this mindset that drives us to design, market, and distribute premium products for people who “live” to be outdoors, pushing the boundaries in action sports, motorsports, snow sports, cycling and multi-sports. We actively support the lifestyle subcultures that surround these pursuits, and as a result our products serve the broader fashion, music and entertainment markets of the youth culture. Our reason for being is to create the unusual and this is what helps us deliver distinctive products to people who are active, fun and a bit irreverent, like us. Our principal products—sunglasses, goggles and prescription frames—are marketed with fun and creativity under the SPY® brand. More information about SPY may be obtained from: www.spyoptic.com, www.facebook.com/spyoptic, Twitter @spyoptic and Instagram @spyoptic.

Safe Harbor Statement:

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “hope,” the negative of such terms, expressions of optimism or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.  Factors that could cause actual results to differ from those contained in our forward-looking statements include, but are not limited to lack of continuity and effectiveness of our management team, our ability to generate sufficient incremental sales of our core SPY® brand and new products to recoup our significant investments in sales and marketing, our ability to lower our expenses or otherwise reduce our breakeven point on an operating basis, our ability to maintain or increase the availability of our existing credit facilities and otherwise finance our strategic objectives, and the other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results. Moreover, except as required by law, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

CONTACTS:

Jim McGinty, CFO

760-804-8420

Fax: 760-804-8442

investor.spyoptic.com